UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

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Web2 Corp.

(Exact name of registrant as specified in its charter)

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Delaware	0-29462	13-412764
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

100 West Lucerne Circle Suite 600, Orlando, Florida 32801
(Address of Principal Executive Office) (Zip Code)

(407) 540-0452
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

The Company has lost its primary funding source. As a result the Company has ceased to actively conduct its operations.

The Company is engaged in discussions with various potential funding sources. However no assurances can be given as to whether or when the Company might enter into an arrangement with any potential funding source or re-commence to actively conduct its operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Web2 Corp

By:	/s/ William A. Mobley, Jr.
William A. Mobley Chief Executive Officer

Date: November 13, 2007